UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2018 (March 14, 2018)

AXIS CAPITAL HOLDINGS LIMITED

(Exact Name Of Registrant As Specified In Charter)

Bermuda	001-31721	98-0395986
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

92 Pitts Bay Road

Pembroke, Bermuda HM 08

(Address of principal executive offices, including zip code)

(441) 496-2600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On January 23, 2018, AXIS Capital Holdings Limited, a Bermuda company (the “Company”), announced that Christopher DiSipio, Chief Executive Officer of AXIS Accident & Health, will be leaving the Company effective April 1, 2018.

On March 14, 2018, in connection with Mr. DiSipio’s departure, AXIS Specialty U.S. Services, Inc., a subsidiary of the Company, and Mr. DiSipio entered into a separation agreement (the “Separation Agreement”).

Under the terms of the Separation Agreement and subject to Mr. DiSipio’s execution of a general release of claims and agreement to comply with the restrictive covenants in the Separation Agreement, Mr. DiSipio will receive severance, which includes (i) a payment of $1.8 million and (ii) the continued vesting of his outstanding equity awards.

The foregoing summary is qualified in its entirety by reference to the Separation Agreement which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 20, 2018

AXIS CAPITAL HOLDINGS LIMITED

By:	/s/ Conrad D. Brooks
Conrad D. Brooks
General Counsel